UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

A.C. Moore Arts & Crafts, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ	08009
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 768-4930

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2009, A.C. Moore Arts & Crafts, Inc. (the “Company”) awarded David Stern, the Company’s Executive Vice President and Chief Financial Officer, a cash retention award in the amount of $125,000.  Mr. Stern will earn one-twelfth of the award for each month (or portion of the month) after receipt that he remains employed by the Company.  If the Company terminates Mr. Stern’s employment for cause or he terminates his employment without good reason (each as defined in the employment letter between Mr. Stern and the Company dated May 13, 2009), Mr. Stern must repay the unearned portions of the award.  If the Company terminates Mr. Stern’s employment without cause or he terminates his employment for good reason (each as defined in the employment letter), Mr. Stern will be deemed to have earned one-hundred percent of the award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.

Date: November 25, 2009	By:	/s/ Amy Rhoades
Name: Amy Rhoades Title: Senior Vice President and General Counsel